UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2014

Astrotech Corporation

(Exact name of registrant as specified in its charter)

Washington	001-34426	91-1273737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Ave. Suite 1650, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(512) 485-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

Transition Services Agreement

On August 22, 2014, Astrotech Corporation, a Washington corporation (the “Company”), in connection with the closing of the transactions contemplated by the Asset Purchase Agreement (as defined and described below), entered into a Transition Services Agreement (the “TSA”) with Lockheed Martin Corporation, a Maryland corporation (“Lockheed Martin”) and Lockheed Martin’s wholly-owned subsidiary Elroy Acquisition Company, LLC, a Delaware limited liability company (“Buyer” and, together with Lockheed Martin, the “Buyer Companies”), pursuant to which the Company and Buyer agreed to provide the other party with certain services, including, among others, services related to benefits, human resources and payroll administration, cash management, financial statements and compliance, each of a type currently provided by or for the Company or the ASO Business (as defined below), as applicable, after the consummation of the Asset Sale (as defined below). The Company has agreed to provide services to Buyer for a period of up to one year and Buyer has agreed to provide services to the Company for a period of up to six months. Each party has the option to extend the term of the services provided by the other party for a period of one year. Services provided pursuant to the TSA may be terminated by the party receiving such services on an individual basis upon 30 days’ notice to the providing party. The party receiving services shall pay the providing party, as consideration for such services, on a time and materials basis, fees based upon a set fringe rate and fee rate and the salary of the employee of the providing party who is providing such services.

Escrow Agreement

Pursuant to the terms of the Asset Purchase Agreement, the Company also entered into an Escrow Agreement with Buyer and Citibank, N.A., as escrow agent (the “Escrow Agreement”), pursuant to which Buyer deposited into escrow $6,100,000 from the purchase price (the “Indemnity Escrow Amount”) for the purpose of securing certain indemnification obligations of the Seller Companies (as defined below) set forth in the Asset Purchase Agreement and related transaction documents. The Indemnity Escrow Amount will be held by the escrow agent under the terms of the Escrow Agreement until the 18-month anniversary of the consummation of the transactions, at which time the escrow agent will release the then-available Indemnity Escrow Amount to the Company (other than amounts in respect of any pending indemnification claims, which will be released upon final resolution of such claims).

The foregoing descriptions of the Transition Services Agreement and Escrow Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01: Completion of Acquisition or Disposition of Assets.

Sale of ASO Business

On August 22, 2014, the Company completed the previously announced sale of substantially all of its assets used to conduct the Company’s Astrotech Space Operations business unit, which consists of (i) ownership, operation and maintenance of spacecraft processing facilities in Titusville, Florida and Vandenberg Air Force Base, California, (ii) supporting government and commercial customers processing complex communication, earth observation and deep space satellite launches, (iii) designing and building spacecraft processing equipment and facilities and (iv) providing propellant services including designing, building and testing propellant service equipment for fueling spacecraft (the “ASO Business”), to the Buyer Companies pursuant to the previously disclosed Asset Purchase Agreement, dated, May 28, 2014, by and between the Company, the Company’s wholly-owned subsidiary, Astrotech Space Operations, Inc., a Delaware corporation (“ASO”) and ASO’s wholly-owned subsidiary, Astrotech Florida Holdings, Inc., a Florida corporation (“AFH” and together with the Company and ASO, the “Seller Companies”) and the Buyer Companies (the “Asset Purchase Agreement”), for a total purchase price of $61,000,000 in cash (subject to a working capital adjustment as described below) and the assumption by Buyer of certain liabilities related to the ASO Business (the “Asset Sale”). Pursuant to the Asset Purchase Agreement, the Buyer withheld $1,830,000 from the purchase price for the purpose of securing any purchase price adjustment to be paid by the Seller Companies in connection with any net working capital adjustment. In addition, the Buyer deposited into escrow the Indemity Escrow Amount. A copy of the Asset Purchase

Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 30, 2014 and is incorporated herein by reference. The Asset Sale was described in detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on July 3, 2014 (the “Definitive Proxy Statement”).

The representations and warranties of each of the parties contained in the Asset Purchase Agreement and the assertions embodied in those representations and warranties are qualified by information in a confidential disclosure letter that the Seller Companies delivered in connection with the execution of the Asset Purchase Agreement. In addition, certain representations and warranties may not be accurate or complete because they are subject to a contractual standard of materiality different from those generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

In connection with the closing of the transactions contemplated by the Asset Purchase Agreement, the Company entered into a Trademark License Agreement with Buyer, pursuant to which Buyer granted the Company a perpetual, worldwide, royalty-free, paid-up, personal, non-transferable and limited exclusive license, without the right to sublicense, to use and display the “Astrotech” name and mark solely as part of the “Astrotech Corporation” trade name in connection with the Company’s operations as a parent holding company for its Spacetech business unit and any related business units, including in respect of the Company’s obligations under applicable law as a public company whose stock trades on NASDAQ.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 30, 2014 and incorporated herein by reference. A copy of the press release issued by the Company on August 22, 2014 announcing the completion of the Asset Sale is filed herewith as Exhibit 99.2.

Item 5.02(e):  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the Definitive Proxy Statement, on May 28, 2014, the Company entered into a Mutual Termination of Employment Agreement (the “Mutual Termination”) with Don M. White, Senior Vice President and General Manager of ASO. Pursuant to the Mutual Termination and effective as of the closing of the Asset Sale, Mr. White’s employment agreement with the Company terminated as a result of Mr. White’s voluntary resignation. Mr. White received a $100,000 payment upon the closing of the Asset Sale, which amount represented Mr. White’s annual bonus payment under his employment agreement for fiscal year 2014.

Item 5.07: Submission of Matters to a Vote of Security Holders.

On August 20, 2014, the Company held a Special Meeting of Stockholders (the “Special Meeting”), at which a quorum was present in person or represented by proxy. The following is a brief description and vote count of all proposals voted on at the Special Meeting. The proposals voted on at the Special Meeting are described in detail in the Definitive Proxy Statement.

Proposal No. 1 – The Asset Sale Proposal. The stockholders authorized the Asset Sale, with voting as follows:

For	Against	Abstain
14,835,132	65,160	73,402

Proposal No. 2 – Advisory Vote on Golden Parachute Compensation. The stockholders approved by non-binding advisory vote certain compensation arrangements for the Company’s named executive officers in connection with the Asset Sale, with voting as follows:

For	Against	Abstain
12,407,003	2,355,760	210,931

The approval of the Asset Sale Proposal required the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of common stock of the Company. The Asset Sale Proposal was approved by holders of approximately 75.87% of the outstanding shares of common stock of the Company.

The approval of the Golden Parachute Proposal required the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company that were present or represented by proxy at the Special Meeting. The Golden Parachute Proposal was approved by holders of approximately 82.86% of the outstanding shares of common stock of the Company that were present or represented by proxy at the Special Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

2.1	Asset Purchase Agreement, dated May 28, 2014, by and between Astrotech Corporation, Astrotech Space Operations, Inc., Astrotech Florida Holdings, Inc., Lockheed Martin Corporation and Elroy Acquisition Company, LLC (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on May 30, 2014).

10.1	Transition Services Agreement dated August 22, 2014, by and among Astrotech Corporation, Elroy Acquisition Company, LLC, and Lockheed Martin Corporation.

10.2	Escrow Agreement, dated August 22, 2014, by and among Astrotech Corporation, Elroy Acquisition Company, LLC and Citibank, N.A.

99.1	Press Release of Astrotech Corporation, dated August 20, 2014.

99.2	Press Release of Astrotech Corporation, dated August 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTROTECH CORPORATION

Date: August 22, 2014	By:	/s/ Thomas B. Pickens III
Thomas B. Pickens III
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document Description

2.1	Asset Purchase Agreement, dated May 28, 2014, by and between Astrotech Corporation, Astrotech Space Operations, Inc., Astrotech Florida Holdings, Inc., Lockheed Martin Corporation and Elroy Acquisition Company, LLC (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on May 30, 2014).

10.1	Transition Services Agreement dated August 22, 2014, by and among Astrotech Corporation, Elroy Acquisition Company, LLC, and Lockheed Martin Corporation.

10.2	Escrow Agreement, dated August 22, 2014, by and among Astrotech Corporation, Elroy Acquisition Company, LLC and Citibank, N.A.

99.1	Press Release of Astrotech Corporation, dated August 20, 2014.

99.2	Press Release of Astrotech Corporation, dated August 22, 2014.

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